As filed with the Securities and Exchange Commission on December 3, 2004

Registration No. 333-102363

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 2

TO FORM S-8

REGISTRATION STATEMENT UNDER THE

SECURITIES ACT OF 1933

ALLIANT TECHSYSTEMS INC.

(Exact name of registrant as specified in its charter)

Delaware	41-1672694
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

5050 Lincoln Drive, Edina, MN 55436-1097
(Address, including zip code, of registrant’s principal executive offices)

ALLIANT TECHSYSTEMS INC.
NONQUALIFIED DEFERRED COMPENSATION PLAN

(Full title of the plan)

Keith D. Ross

Senior Vice President, General Counsel and Secretary

5050 Lincoln Drive

Edina, MN 55436-1097

(952) 351-3000

(Name, address and telephone number,
including area code, of agent for service of process)

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

EXPLANATORY NOTE

This Post-Effective Amendment No. 2 to the registrant’s Form S-8 Registration Statement filed on January 6, 2003 (File No. 333-102363) adds new Exhibits 4.1.3, 4.1.4, 4.6.5, 4.6.6, 4.6.7, 4.7, 4.8.1, 4.8.2, 4.9.1, 4.9.2 and 4.10; deletes Exhibits 4.10.1, 4.10.2, 4.10.3, 4.10.4, and 4.10.5; and renumbers certain exhibits.

Item 8.           Exhibits.

Exhibit Number	Description
4.1.1*

Alliant Techsystems Inc. Nonqualified Deferred Compensation Plan, as amended and restated March 18, 2003 (incorporated by reference to Exhibit 10.9.1 to the Registrant’s Form 10-K for the fiscal year ended March 31, 2003 (the “Fiscal 2003 Form 10-K”)).

4.1.2*	Trust Agreement for Nonqualified Deferred Compensation Plan (incorporated by reference to Exhibit 10.9.2 to Fiscal 2003 Form 10-K).

4.1.3

First Amendment to the Alliant Techsystems Inc. Nonqualified Deferred Compensation Plan effective February 2, 2004 (incorporated by reference to Exhibit 10.9.3 to the Registrant’s Form 10-K for the fiscal year ended March 31, 2004 (the “Fiscal 2004 Form 10-K”)).

4.1.4

Second Amendment to the Alliant Techsystems Inc. Nonqualified Deferred Compensation Plan effective July 1, 2004 (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 10-Q for the quarter ended July 4, 2004).

4.2.1*

Restated Certificate of Incorporation, including Certificate of Correction (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-4 filed with the Securities and Exchange Commission, File No. 333-67316 (the “Form S-4”)).

4.2.2*	Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 3.2 to the Form S-4).

4.2.3*	Certificate of Amendment of Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to the Form S-4).

4.2.4*	Certificate of Amendment of Restated Certificate of Incorporation (incorporated by reference to Exhibit 3(i).3 to the Registrant’s Form 10-Q for the quarter ended June 29, 2003).

4.3*	By-Laws, as amended (incorporated by reference to Exhibit 3(ii) to the Registrant’s Form 8-K dated March 21, 2002).

4.4*

Form of Certificate for common stock, par value $.01 per share (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Registrant’s Form 10 Registration Statement filed with the Securities and Exchange Commission on July 20, 1990).

4.5*

Rights Agreement, dated as of May 7, 2002, by and between the Registrant and LaSalle Bank National Association, as rights agent (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-A filed with the Securities and Exchange Commission on May 14, 2002).

4.6.1*	Indenture, dated as of May 14, 2001, between the Registrant and BNY Midwest Trust Company, as trustee (incorporated by reference to Exhibit 4.1 to the Form S-4).

4.6.2*

First Supplemental Indenture, dated as of December 19, 2001, among the Registrant, its subsidiaries and BNY Midwest Trust Company (incorporated by reference to Exhibit 4 to the Registrant’s Form 10-Q for the quarter ended December 30, 2001).

Exhibit Number	Description
4.6.3*

Second Supplemental Indenture, dated as of April 5, 2002, among the Registrant, its subsidiaries and BNY Midwest Trust Company (incorporated by reference to Exhibit 4.3.3 to the Registrant’s Form 10-K for the year ended March 31, 2002).

4.6.4*

Third Supplemental Indenture, dated June 6, 2002, among the Registrant, its subsidiaries and BNY Midwest Trust Company (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 10-Q for the quarter ended June 30, 2002).

4.6.5

Fourth Supplemental Indenture, dated as of August 20, 2003, among the Registrant, its subsidiaries and BNY Midwest Trust Company, 8.50% Senior Subordinated Notes due 2011 (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 10-Q for the quarter ended September 28, 2003).

4.6.6

Fifth Supplemental Indenture, dated as of February 9, 2004, among the Registrant, its subsidiaries and BNY Midwest Trust Company, 8.50% Senior Subordinated Notes due 2011(incorporated by reference to Exhibit 4.3.6 to the Fiscal 2004 Form 10-K).

4.6.7

Sixth Supplemental Indenture, dated as of June 4, 2004, among the Registrant, its subsidiaries and BNY Midwest Trust Company, 8½% Senior Subordinated Notes due 2011 (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 10-Q for the quarter ended July 4, 2004).

4.7

Registration Rights Agreement, dated as of February 19, 2004, among the Registrant and Banc of America Securities LLC, Credit Lyonnais Securities (USA) Inc., BNY Capital Markets, Inc. and NatCity Investments, Inc. (incorporated by reference to Exhibit 4.4 to the Fiscal 2004 Form 10-K).

4.8.1

Indenture, dated as of February 19, 2004, among the Registrant and BNY Midwest Trust Company, an Illinois trust company, as trustee, 2.75% Convertible Senior Subordinated Notes due 2024 (incorporated by reference to Exhibit 4.5 to the Fiscal 2004 Form 10-K).

4.8.2

First Supplemental Indenture dated as of October 26, 2004 to Indenture, dated as of February 19, 2004, among the Registrant, as Issuer, Subsidiary Guarantors identified in the Indenture and BNY Midwest Trust Company, as Trustee (incorporated by reference to Exhibit 4.3 to the Registrant’s Form 10-Q for the quarter ended October 3, 2004).

4.9.1

Indenture, dated as of August 13, 2004, among the Registrant, as Issuer, the Subsidiary Guarantors identified in the Indenture and BNY Midwest Trust Company, as Trustee, relating to 3.00% Convertible Senior Subordinated Notes due 2024 (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 10-Q for the quarter ended October 3, 2004).

4.9.2

First Supplemental Indenture dated as of October 26, 2004 to Indenture, dated as of August 13, 2004, among the Registrant, as Issuer, Subsidiary Guarantors identified in the Indenture and BNY Midwest Trust Company, as Trustee (incorporated by reference to Exhibit 4.2 to the Registrant’s Form 10-Q for the quarter ended October 3, 2004).

4.10

Credit Agreement, dated as of March 31, 2004, among the Registrant, Bank of America, N.A., as Administrative Agent; the Lenders named therein; Credit Lyonnais New York Branch, as Syndication Agent; The Bank of New York, U.S. Bank National Association, and National City Bank, as Co-Documentation Agents; Banc of America Securities LLC and Credit Lyonnais New York Branch, as Joint Lead Arrangers; and Banc of America Securities LLC, as Sole Bookrunning Manager (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 8-K dated April 6, 2004).

5.1*	Opinion of Ann D. Davidson as to the legality of the Deferred Compensation Obligations.

23.1*	Consent of Ann D. Davidson (contained in Exhibit 5.1).

23.2*	Consent of Deloitte & Touche LLP.

24.1*	Power of Attorney.

  * Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Edina, State of Minnesota, on December 3, 2004.

ALLIANT TECHSYSTEMS INC.

By:	/s/ ERIC S. RANGEN
Eric S. Rangen
Executive Vice President and
Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to the Registration Statement has been signed by the following persons in the capacities indicated on December 3, 2004.

Signature	Title

/s/ DANIEL J. MURPHY	President and Chief Executive Officer and Director (principal executive
Daniel J. Murphy	officer)

/s/ ERIC S. RANGEN	Executive Vice President and Chief Financial Officer (principal financial and
Eric S. Rangen	accounting officer)

*
Frances D. Cook	Director

*
Gilbert F. Decker	Director

Ronald R. Fogleman	Director

*
Jonathan G. Guss	Director

*
David E. Jeremiah	Director

Roman Martinez IV	Director

*
Paul David Miller	Director and Chairman of the Board

*
Robert W. RisCassi	Director

*
Michael T. Smith	Director

*
William G. Van Dyke	Director

*/s/ ERIC S. RANGEN
Eric S. Rangen, Attorney-in-fact

*  Pursuant to a power of attorney filed with the Securities and Exchange Commission as Exhibit 24.1 to the Registration Statement on Form S-8 filed on January 6, 2003.

Exhibit Index to

Post-Effective Amendment No. 2 to the

Form S-8 Registration Statement

ALLIANT TECHSYSTEMS INC.

Exhibit Number	Description
4.1.1*

Alliant Techsystems Inc. Nonqualified Deferred Compensation Plan, as amended and restated March 18, 2003 (incorporated by reference to Exhibit 10.9.1 to the Registrant’s Form 10-K for the fiscal year ended March 31, 2003 (the “Fiscal 2003 Form 10-K”)).

4.1.2*	Trust Agreement for Nonqualified Deferred Compensation Plan (incorporated by reference to Exhibit 10.9.2 to Fiscal 2003 Form 10-K).

4.1.3

First Amendment to the Alliant Techsystems Inc. Nonqualified Deferred Compensation Plan effective February 2, 2004 (incorporated by reference to Exhibit 10.9.3 to the Registrant’s Form 10-K for the fiscal year ended March 31, 2004 (the “Fiscal 2004 Form 10-K”)).

4.1.4

Second Amendment to the Alliant Techsystems Inc. Nonqualified Deferred Compensation Plan effective July 1, 2004 (incorporated by reference to Exhibit 10.1 to the Registrant’s Form 10-Q for the quarter ended July 4, 2004).

4.2.1*

Restated Certificate of Incorporation, including Certificate of Correction (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-4 filed with the Securities and Exchange Commission, File No. 333-67316 (the “Form S-4”)).

4.2.2*	Certificate of Designation, Preferences and Rights of Series A Junior Participating Preferred Stock (incorporated by reference to Exhibit 3.2 to the Form S-4).

4.2.3*	Certificate of Amendment of Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.3 to the Form S-4).

4.2.4*	Certificate of Amendment of Restated Certificate of Incorporation (incorporated by reference to Exhibit 3(i).3 to the Registrant’s Form 10-Q for the quarter ended June 29, 2003).

4.3*	By-Laws, as amended (incorporated by reference to Exhibit 3(ii) to the Registrant’s Form 8-K dated March 21, 2002).

4.4*

Form of Certificate for common stock, par value $.01 per share (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Registrant’s Form 10 Registration Statement filed with the Securities and Exchange Commission on July 20, 1990).

4.5*

Rights Agreement, dated as of May 7, 2002, by and between the Registrant and LaSalle Bank National Association, as rights agent (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 8-A filed with the Securities and Exchange Commission on May 14, 2002).

4.6.1*	Indenture, dated as of May 14, 2001, between the Registrant and BNY Midwest Trust Company, as trustee (incorporated by reference to Exhibit 4.1 to the Form S-4).

4.6.2*

First Supplemental Indenture, dated as of December 19, 2001, among the Registrant, its subsidiaries and BNY Midwest Trust Company (incorporated by reference to Exhibit 4 to the Registrant’s Form 10-Q for the quarter ended December 30, 2001).

4.6.3*

Second Supplemental Indenture, dated as of April 5, 2002, among the Registrant, its subsidiaries and BNY Midwest Trust Company (incorporated by reference to Exhibit 4.3.3 to the Registrant’s Form 10-K for the year ended March 31, 2002).

4.6.4*

Third Supplemental Indenture, dated June 6, 2002, among the Registrant, its subsidiaries and BNY Midwest Trust Company (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 10-Q for the quarter ended June 30, 2002).

Exhibit Number	Description
4.6.5

Fourth Supplemental Indenture, dated as of August 20, 2003, among the Registrant, its subsidiaries and BNY Midwest Trust Company, 8.50% Senior Subordinated Notes due 2011 (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 10-Q for the quarter ended September 28, 2003).

4.6.6

Fifth Supplemental Indenture, dated as of February 9, 2004, among the Registrant, its subsidiaries and BNY Midwest Trust Company, 8.50% Senior Subordinated Notes due 2011(incorporated by reference to Exhibit 4.3.6 to the Fiscal 2004 Form 10-K).

4.6.7

Sixth Supplemental Indenture, dated as of June 4, 2004, among the Registrant, its subsidiaries and BNY Midwest Trust Company, 8½% Senior Subordinated Notes due 2011 (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 10-Q for the quarter ended July 4, 2004).

4.7

Registration Rights Agreement, dated as of February 19, 2004, among the Registrant and Banc of America Securities LLC, Credit Lyonnais Securities (USA) Inc., BNY Capital Markets, Inc. and NatCity Investments, Inc. (incorporated by reference to Exhibit 4.4 to the Fiscal 2004 Form 10-K).

4.8.1

Indenture, dated as of February 19, 2004, among the Registrant and BNY Midwest Trust Company, an Illinois trust company, as trustee, 2.75% Convertible Senior Subordinated Notes due 2024 (incorporated by reference to Exhibit 4.5 to the Fiscal 2004 Form 10-K).

4.8.2

First Supplemental Indenture dated as of October 26, 2004 to Indenture, dated as of February 19, 2004, among the Registrant, as Issuer, Subsidiary Guarantors identified in the Indenture and BNY Midwest Trust Company, as Trustee (incorporated by reference to Exhibit 4.3 to the Registrant’s Form 10-Q for the quarter ended October 3, 2004).

4.9.1

Indenture, dated as of August 13, 2004, among the Registrant, as Issuer, the Subsidiary Guarantors identified in the Indenture and BNY Midwest Trust Company, as Trustee, relating to 3.00% Convertible Senior Subordinated Notes due 2024 (incorporated by reference to Exhibit 4.1 to the Registrant’s Form 10-Q for the quarter ended October 3, 2004).

4.9.2

First Supplemental Indenture dated as of October 26, 2004 to Indenture, dated as of August 13, 2004, among the Registrant, as Issuer, Subsidiary Guarantors identified in the Indenture and BNY Midwest Trust Company, as Trustee (incorporated by reference to Exhibit 4.2 to the Registrant’s Form 10-Q for the quarter ended October 3, 2004).

4.10

Credit Agreement, dated as of March 31, 2004, among the Registrant, Bank of America, N.A., as Administrative Agent; the Lenders named therein; Credit Lyonnais New York Branch, as Syndication Agent; The Bank of New York, U.S. Bank National Association, and National City Bank, as Co-Documentation Agents; Banc of America Securities LLC and Credit Lyonnais New York Branch, as Joint Lead Arrangers; and Banc of America Securities LLC, as Sole Bookrunning Manager (incorporated by reference to Exhibit 99.1 to the Registrant’s Form 8-K dated April 6, 2004).

5.1*	Opinion of Ann D. Davidson as to the legality of the Deferred Compensation Obligations.

23.1*	Consent of Ann D. Davidson (contained in Exhibit 5.1).

23.2*	Consent of Deloitte & Touche LLP.

24.1*	Power of Attorney.

  * Previously filed.